UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 31, 2016

Monaker Group, Inc.

(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52669	26-3509845
(Commission File Number)	(I.R.S. Employer Identification No.)

2690 Weston Road, Suite 200

Weston, Florida 33331

(Address of principal executive offices zip code)

(954) 888-9779

(Registrant’s telephone number, including area code)

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On May 31, 2016, the Donald P. Monaco Insurance Trust (the “Trust”), exercised warrants to purchase 60,000 shares of the common stock of Monaker Group, Inc. (the “Company” and the “Common Stock”)(“Warrants”), that were granted on November 25, 2015 (expiring November 24, 2016), with an exercise price of $1.50 per share and an aggregate exercise price of $90,000, and in consideration for such $90,000 aggregate exercise price, was issued 60,000 shares of Common Stock.  Donald P. Monaco, a member of our Board of Directors, is the trustee of the Trust and beneficially owns the securities held by the Trust.

The 60,000 shares of Common Stock issued in the above-described exercise were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were issued in reliance on the exemption from registration afforded by Section 4(a)(2) and Rule 506 of Regulation D under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The holder is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.  The recipient acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing transaction and we paid no underwriting discounts or commissions. The securities issued are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: June 1, 2016	By:	/s/ William Kerby
		Name:	William Kerby
		Title:	Chief Executive Officer